(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Separate Portfolios Trust

We consent to the use of our report dated May 24, 2013, incorporated herein by reference, for ING Investment Grade Credit Fund, a series of the ING Separate Portfolios Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

July 26, 2013